UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 27, 2008
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On October 27, 2008, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the third quarter ended September 30, 2008. The Corporation has included in this release a non-GAAP financial measure which consists of computing the net interest margin rate on a tax equivalent basis excluding the unrealized changes in the fair value of derivative instruments and certain financial liabilities (mainly changes in the fair value of interest rate swaps and certain brokered certificates of deposit). The Corporation believes this non-GAAP measure provides meaningful information to investors about the Corporation’s net interest margin and facilitates period-over-period comparability and analysis because the changes in valuation do not affect interest paid or received. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP. A copy of the press release which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)   Exhibits

Exhibit No.	Description
99.1	Press Release dated October 27, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2008	FIRST BANCORP
	By:	/s/ Fernando Scherrer
	Name:	Fernando Scherrer
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 27, 2008